--------------------------------------------------------------------------------
EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS
--------------------------------------------------------------------------------

Contact:  Daryl R. Forsythe, CEO
          Michael J. Chewens, CFO
          NBT Bancorp Inc.
          52 South Broad Street
          Norwich, NY 13815
          607-337-6416



    NBT BANCORP ANNOUNCES ANNUAL EARNINGS OF $50.0 MILLION AND STOCK BUYBACK;
                             DECLARES CASH DIVIDEND

     NORWICH, NY (January 24, 2005) - NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today that net income for the year ended December 31, 2004, was $50.0 million, or $1.51 per diluted share, up 6% compared with $47.1 million or $1.43 per diluted share for the same period in 2003. The increase in net income for the year ended December 31, 2004, was primarily the result of increases in net interest income of $6.1 million and noninterest income of $3.1 million that was partially offset by a $5.3 million increase in noninterest expense. Return on average assets and return on average equity were 1.21% and 15.69%, respectively, for the year ended December 31, 2004, compared with 1.22% and 15.90%, respectively, for the same period in 2003.

     Net income for the quarter ended December 31, 2004, was $12.5 million, or $0.38 per diluted share, up 6% on a per diluted share basis from $11.9 million, or $0.36 per diluted share for the same period a year ago. The increase in net income for the quarter ended December 31, 2004, was primarily the result of an increase in net interest income of $1.3 million as well as decreases in the provision for loan and lease losses of $0.6 million and income tax expense of $1.1 million that was partially offset by a $2.6 million increase in noninterest expense. Annualized return on average assets and return on average equity were 1.18% and 15.08%, respectively, for the quarter ended December 31, 2004, compared with 1.17% and 15.47%, respectively, for the same period in 2003.

     NBT Chairman and CEO Daryl R. Forsythe stated, "With net income just over $50 million, NBT delivered another year of solid performance in 2004. Our performance continues to be driven by strong loan growth and maintaining excellent credit quality. Our expansion efforts in the Albany and Binghamton markets helped contribute to another solid year of strong core deposit growth. As in 2004,

2005 will be a year of investment in our newer banking markets, as NBT plans to continue expansion in Albany and northeastern Pennsylvania to complement the solid foundation we have built for continuing growth while building additional shareholder value."

LOAN AND LEASE QUALITY AND PROVISION FOR LOAN AND LEASE LOSSES

     Nonperforming loans at December 31, 2004 were $16.2 million or 0.56% of total loans and leases compared with $14.8 million or 0.56% of total loans and leases at December 31, 2003. The Company's allowance for loan and lease losses was 1.57% of loans and leases at December 31, 2004 compared with 1.62% at December 31, 2003. The ratio of the allowance for loan and lease losses to nonperforming loans was 277.75% at December 31, 2004 compared with 287.62% at December 31, 2003. Net charge-offs to average loans and leases for the year ended December 31, 2004 and 2003, were 0.27%, respectively.

     For the year and quarter ended December 31, 2004, the provision for loan and lease losses totaled $9.6 million and $2.8 million, respectively, compared with the $9.1 million and $3.3 million for the same periods in 2003. The increase in the provision for loan and lease losses for the year ended December 31, 2004, when compared with the same period in 2003 resulted mainly from continued loan growth and a slight increase in nonperforming loans. The decrease in the provision for the quarter ended December 31, 2004, when compared with the same period in the prior year was due to a higher net charge-off rate for the quarter ended December 31, 2003, as well as a stronger loan growth rate for that same period.

NET INTEREST INCOME

     Net interest income for the year ended December 31, 2004 increased 4% to $150.5 million from $144.4 million in the same period for 2003. The Company's net interest margin was 4.03% for the year ended December 31, 2004 compared with 4.16% in 2003. Net interest income was up 4% to $38.7 million for the quarter ended December 31, 2004, compared with $37.3 million for the same period a year ago. The increase in net interest income was due primarily to a 5% increase in average earning assets offset by a slight decline in the Company's net interest margin, which was 4.03% for the quarter ended December 31, 2004, down from 4.07% for the same period in 2003. The increase in average earning assets was due primarily to loan growth, as average loans were up 9% for the quarter ended December 31, 2004, when compared with the same period in 2003. The Company's net interest margin of 4.03% for the quarter ended December 31, 2004, improved from the net interest margin for the quarter ended September 30, 2004 of 3.99%, as the Company benefited from the recent increases in the federal funds rate during the second half of 2004.

NONINTEREST INCOME

     Noninterest income for the year ended December 31, 2004 was $40.9 million, up $3.1 million or 8% from $37.8 million for the same period in 2003. Service charges on deposit accounts for the year ended December 31, 2004, increased $0.6 million or 4% over the same period in 2003. The increase in service charges on deposit accounts resulted primarily from higher revenue collected for overdraft fees. Revenue from trust services increased $0.6 million or 14% for the year ended December 31, 2004, over the same period in 2003, due in part to an increase in assets under management resulting from improved stock market conditions and an increase in the number of managed asset accounts. Income from BOLI increased $0.7 million for the year ended December 31, 2004, over the same period in the prior year resulting from the purchase of $30 million in BOLI in June 2003. Other income increased $1.3 million or 13% primarily from increases in revenue from ATM fees and other consumer and commercial banking fees. Noninterest income for the quarter ended December 31, 2004 was $10.3 million, up $0.2 million from $10.1 million for the same period in 2003.

NONINTEREST EXPENSE

     Noninterest expense for the year ended December 31, 2004, was $109.8 million, up $5.3 million or 5% from $104.5 million for the same period in 2003. The increase in noninterest expense was due largely to increases in salaries and employee benefits, occupancy expense, professional fees and outside services and a $2.0 million goodwill impairment charge partially offset by decreases in loan collection and OREO expenses and other operating expense. Salaries and employee benefits increased $4.5 million primarily from increases in full-time-equivalent employees and merit increases as well as an increase in medical insurance costs and incentive compensation. Occupancy expense increased $0.6 million primarily from branch expansion in the Albany and Binghamton markets. Professional fees and outside services increased $0.7 million mainly from higher courier, legal and audit costs. The $2.0 million goodwill impairment charge resulted from the expected sale of the Company's broker/dealer subsidiary in the first quarter of 2005. Loan collection and OREO costs decreased $0.6 million from a decrease in OREO expenses resulting from a decline in the number of OREO properties under management as OREO totaled $0.4 million at December 31, 2004, compared to $1.2 million at December 31, 2003. Other operating expense decreased $1.3 million primarily from the reversal of a previously accrued $1.4 million liability that was determined in the fourth quarter of 2004 to no longer be required.

     Noninterest expense for the quarter ended December 31, 2004, was $29.4 million, up $2.6 million or 10% from $26.8 million for the same period in 2003. The increase in noninterest expense resulted principally from increases in salaries and benefits of $1.7 million and the previously mentioned $2.0 million goodwill impairment charge offset by an $0.8 million decrease in other operating expense. The increase in salaries and benefits was driven primarily by higher salaries expense resulting from an increase in full-time-equivalent employees and merit increases as well as increases in medical insurance and retirement expense. The decrease in other operating expense resulted from the previously mentioned reversal of a previously accrued $1.4 million liability that was determined to no longer be required.

INCOME TAXES

     Income tax expense for the quarter ended December 31, 2004, was $4.4 million, down $1.1 million from the $5.5 million recorded during the same period in 2003. The effective rate for the quarter ended December 31, 2004, was 25.8%, down from 31.4% for the same period in 2003. The decrease in tax expense and the effective tax rate for the quarter ended December 31, 2004, was due to the reversal of a previously accrued $0.8 million liability that was determined to no longer be required.

BALANCE SHEET

     Total assets were $4.2 billion at December 31, 2004 up $0.2 billion from $4.0 billion at December 31, 2003. Loans and leases increased $0.2 billion or 9% from $2.6 billion at December 31, 2003 to $2.9 billion at December 31, 2004. Loan growth was driven predominantly by consumer loans and commercial loans. Total deposits were $3.1 billion at December 31, 2004, up $0.1 billion from $3.0 billion at December 31, 2003. Core deposits, which include checking, savings and money market accounts increased $0.1 billion or 3% from $1.9 billion at December 31, 2003 to $2.0 billion at December 31, 2004. Meanwhile, average core deposits for the year ended December 31, 2004 increased 12% to $2.0 billion from $1.8 billion for the same period in 2003. Stockholders' equity was $332.2 million representing a Tier 1 leverage ratio of 7.13% at December 31, 2004 compared with $310.0 million or a Tier 1 leverage ratio of 6.76% at December 31, 2003.

DIVIDEND DECLARED

     The NBT Board of Directors declared a quarterly cash dividend of $0.19 per share at a meeting held today. The dividend will be paid on March 15, 2005, to shareholders of record as of March 1, 2005.

OTHER MATTERS

     NBT announced today that it has acquired EPIC Advisors, Inc. ("EPIC"), effective January 21, 2005. EPIC, located in Rochester, NY, is engaged primarily in the administration of corporate pension and 401 (k) plans. NBT President Martin A. Dietrich stated, "EPIC is a growing, well-managed firm with a great group of employees and the right customer base for us. The acquisition of EPIC will allow us to offer our Trust customers additional services from a quality firm. EPIC will play an important role in diversifying our revenue channels and strengthening our position as a full-service financial resource provider for our customers." NBT also announced today that it has entered into a definitive agreement to sell its broker-dealer subsidiary, M. Griffith, Inc. The sale is expected to be completed during the first quarter of 2005.

STOCK BUYBACK

     NBT announced today that the NBT Board of Directors authorized a new repurchase program whereby NBT intends to repurchase up to an additional 1,500,000 shares (approximately 5%) of its outstanding common stock from time to time as market conditions warrant in open market and privately negotiated transactions. Currently, there are 719,800 shares remaining under a previous authorization that will be superseded by the new repurchase program. Under the program no shares will knowingly be repurchased from officers and directors of NBT or from persons who hold in excess of five percent of its outstanding shares of common stock. The Company repurchased a total of 423,989 shares in the year ended December 31, 2004, at an average price of $21.58 per share. Total cash paid for these repurchases was $9.1 million. Total shares outstanding at December 31, 2004 were 32.9 million shares, compared to 32.8 million shares at December 31, 2003.

CORPORATE OVERVIEW

     NBT is a financial services holding company headquartered in Norwich, NY, with total assets of $4.2 billion at December 31, 2004. The Company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions and through a financial services company. NBT Bank, N.A. has 114 locations, including 73 NBT Bank offices in upstate New York and 41 Pennstar Bank offices in northeastern Pennsylvania. More information about NBT and its banking divisions can be found on the Internet at www.nbtbancorp.com,
                                                           ------------------
www.nbtbank.com,  and  www.pennstarbank.com.
---------------        --------------------

FORWARD-LOOKING STATEMENTS

     This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT's control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

     FINANCIAL TABLES APPEAR ON FOLLOWING PAGES (7-11).

                                                                                                                 Page 7 of 11

                                                         NBT BANCORP INC.
                                                   SELECTED FINANCIAL HIGHLIGHTS
                                                            (unaudited)

                                                                                                     NET           PERCENT
                                                          2004                   2003               CHANGE          CHANGE
                                                ------------------------  ------------------  ------------------  -----------
                                                     (dollars in thousands, except share
                                                             and per share data)
THREE MONTHS ENDED DECEMBER 31,
Net Income                                      $                12,491   $          11,882   $             609            5%
Diluted Earnings Per Share                      $                  0.38   $            0.36   $            0.02            6%
Weighted Average Diluted
  Common Shares Outstanding                                  33,155,085          33,070,298              84,787            0%
Return on Average Assets                                           1.18%               1.17%               0.01%           1%
Return on Average Equity                                          15.08%              15.47%              -0.39%          -3%
Net Interest Margin                                                4.03%               4.07%              -0.04%          -1%
=============================================================================================================================

TWELVE MONTHS ENDED DECEMBER 31,
Net Income                                      $                50,047   $          47,104   $           2,943            6%
Diluted Earnings Per Share                      $                  1.51   $            1.43   $            0.08            6%
Weighted Average Diluted
  Common Shares Outstanding                                  33,086,716          32,843,582             243,134            1%
Return on Average Assets                                           1.21%               1.22%              -0.01%          -1%
Return on Average Equity                                          15.69%              15.90%              -0.21%          -1%
Net Interest Margin                                                4.03%               4.16%              -0.13%          -3%
=============================================================================================================================

ASSET QUALITY                                         DECEMBER 31,            December 31,
                                                         2004                    2003
                                                ------------------------  ------------------
Nonaccrual Loans                                $                14,991   $          13,861
90 Days Past Due and Still Accruing             $                 1,186   $             968
Total Nonperforming Loans                       $                16,177   $          14,829
Other Real Estate Owned (OREO)                  $                   428   $           1,157
Total Nonperforming Loans and OREO              $                16,605   $          15,986
Nonperforming Securities                        $                     0   $             395
Total Nonperforming Assets                      $                16,605   $          16,381
Allowance for Loan and Lease Losses             $                44,932   $          42,651
Year-to-Date (YTD) Net Charge-Offs              $                 7,334   $           6,627
Allowance to Loans and Leases                                      1.57%               1.62%
Total Nonperforming Loans to Loans and Leases                      0.56%               0.56%
Total Nonperforming Assets to Assets                               0.39%               0.40%
Allowance to Nonperforming Loans                                 277.75%             287.62%
Annualized Net Charge-Offs to
    YTD Average Loans and Leases                                   0.27%               0.27%
=============================================================================================================================

CAPITAL
Equity to Assets                                                   7.89%               7.66%
Book Value Per Share                            $                 10.11   $            9.46
Tangible Book Value Per Share                   $                  8.66   $            7.94
Tier 1 Leverage Ratio                                              7.13%               6.76%
Tier 1 Capital Ratio                                               9.78%               9.96%
Total Risk-Based Capital Ratio                                    11.04%              11.21%
=============================================================================================================================

-------------------------------------------------------------------------------------------------------------------
QUARTERLY COMMON STOCK PRICE                           2004                     2003                   2002
Quarter End                                      High        Low          High        Low         High        Low
                                                 ----------------         ------------------     ------------------
March 31                                         $23.00    $21.21         $ 18.60     $16.76     $ 15.15     $13.15
June 30                                          $23.18    $19.92           19.94      17.37       19.32      14.00
September 30                                     $24.34    $21.02           21.76      19.24       18.50      16.36
December 31                                      $26.84    $21.94           22.78      19.50       18.60      14.76
-------------------------------------------------------------------------------------------------------------------

                                                                                                              Page 8 of 11

                                                        NBT BANCORP INC.
                                                 SELECTED FINANCIAL HIGHLIGHTS
                                                          (UNAUDITED)

                                                                                                      Net        Percent
                                                               2004                 2003            Change       Change
                                                       --------------------  -------------------  -----------  -----------
                                                          (dollars in thousands, except share
                                                                  and per share data)
BALANCE SHEET AS OF DECEMBER 31,
Loans                                                  $          2,869,921  $         2,639,976  $  229,945            9%
Earning Assets                                         $          3,940,565  $         3,741,131  $  199,434            5%
Total Assets                                           $          4,212,304  $         4,046,885  $  165,419            4%
Deposits                                               $          3,073,838  $         3,001,351  $   72,487            2%
Stockholders' Equity                                   $            332,233  $           310,034  $   22,199            7%
==========================================================================================================================

AVERAGE BALANCES
QUARTER ENDED DECEMBER 31,
Loans                                                  $          2,843,841  $         2,597,259  $  246,582            9%
Securities AFS (excluding unrealized gains or losses)  $            956,183  $         1,018,157    ($61,974)          -6%
Securities HTM                                         $             81,152  $            95,581    ($14,429)         -15%
Regulatory Equity Investment                           $             34,920  $            35,383       ($463)          -1%
Short-Term Interest Bearing Accounts                   $              7,419  $             2,321  $    5,098          220%
Total Earning Assets                                   $          3,923,514  $         3,748,701  $  174,813            5%
Total Assets                                           $          4,206,900  $         4,032,250  $  174,650            4%
Interest Bearing Deposits                              $          2,593,393  $         2,485,494  $  107,899            4%
Non-Interest Bearing Deposits                          $            513,795  $           480,141  $   33,654            7%
Short-Term Borrowings                                  $            299,372  $           324,737    ($25,365)          -8%
Long-Term Borrowings                                   $            413,255  $           369,712  $   43,543           12%
Total Interest Bearing Liabilities                     $          3,306,021  $         3,179,943  $  126,078            4%
Stockholders' Equity                                   $            329,543  $           304,915  $   24,628            8%
==========================================================================================================================

AVERAGE BALANCES
YEAR ENDED DECEMBER 31,
Loans                                                  $          2,743,753  $         2,474,899  $  268,854           11%
Securities AFS (excluding unrealized gains or losses)  $            970,024  $           984,620    ($14,596)          -1%
Securities HTM                                         $             85,771  $            90,601     ($4,830)          -5%
Regulatory Equity Investment                           $             34,813  $            28,117  $    6,696           24%
Short-Term Interest Bearing Accounts                   $              7,538  $             3,358  $    4,180          124%
Total Earning Assets                                   $          3,841,944  $         3,581,595  $  260,349            7%
Total Assets                                           $          4,120,547  $         3,852,523  $  268,024            7%
Interest Bearing Deposits                              $          2,555,384  $         2,483,026  $   72,358            3%
Non-Interest Bearing Deposits                          $            492,746  $           457,238  $   35,508            8%
Short-Term Borrowings                                  $            302,276  $           190,332  $  111,944           59%
Long-Term Borrowings                                   $            400,053  $           360,928  $   39,125           11%
Total Interest Bearing Liabilities                     $          3,257,713  $         3,034,286  $  223,427            7%
Stockholders' Equity                                   $            318,901  $           296,276  $   22,625            8%
==========================================================================================================================

                                                                                                              Page 9 of 11

NBT BANCORP INC. AND SUBSIDIARIES                                 DECEMBER 31,   December 31,
CONSOLIDATED BALANCE SHEETS                                           2004           2003
----------------------------------------------------------------------------------------------
(in thousands)                                                           (UNAUDITED)
ASSETS
Cash and due from banks                                          $       98,437  $     125,590
Short term interest bearing accounts                                      8,286          2,502
Securities available for sale, at fair value                            952,542        980,961
Securities held to maturity (fair value of $82,712 and $98,576           81,782         97,204
at December 31, 2004 and December 31, 2003 respectively)
Federal Reserve and Federal Home Loan Bank stock                         36,842         34,043
Loans and leases                                                      2,869,921      2,639,976
Less allowance for loan and lease losses                                 44,932         42,651
==============================================================================================
  Net loans and leases                                                2,824,989      2,597,325
Premises and equipment, net                                              63,743         62,443
Goodwill                                                                 45,570         47,521
Intangible assets, net                                                    2,013          2,331
Bank owned life insurance                                                32,302         30,815
Other assets                                                             65,798         66,150
----------------------------------------------------------------------------------------------
TOTAL ASSETS                                                     $    4,212,304  $   4,046,885
==============================================================================================

LIABILITIES, GUARANTEED PREFERRED BENEFICIAL
INTERESTS IN COMPANY'S JUNIOR SUBORDINATE
DEBENTURES AND CAPITAL
Deposits:
 Demand (noninterest bearing)                                    $      520,218  $     500,303
 Savings, NOW, and money market                                       1,435,561      1,401,825
 Time                                                                 1,118,059      1,099,223
----------------------------------------------------------------------------------------------
  Total deposits                                                      3,073,838      3,001,351
Short-term borrowings                                                   338,823        302,931
Long-term debt                                                          394,523        369,700
Trust preferred debentures                                               18,720              -
Other liabilities                                                        54,167         45,869
----------------------------------------------------------------------------------------------
  Total liabilities                                                   3,880,071      3,719,851

Guaranteed preferred beneficial interests in
  Company's junior subordinated debentures                                    -         17,000


Total stockholders' equity                                              332,233        310,034
==============================================================================================

TOTAL LIABILITIES, GUARANTEED PREFERRED
BENEFICIAL INTERESTS IN COMPANY'S JUNIOR
SUBORDINATE DEBENTURES AND CAPITAL                               $    4,212,304  $   4,046,885
==============================================================================================

                                                                                                       Page 10 of 11

                                                               Three months ended  Twelve months ended
NBT BANCORP INC. AND SUBSIDIARIES                                 December 31,        December 31,
CONSOLIDATED STATEMENTS OF INCOME                                2004      2003      2004     2003
---------------------------------                              --------  --------  --------  --------
(in thousands, except per share data)                                        (Unaudited)

INTEREST, FEE AND DIVIDEND INCOME:
Loans and leases                                               $ 42,983  $ 40,082  $163,795  $159,118
Securities available for sale                                    10,398    11,311    42,264    43,851
Securities held to maturity                                         761       805     3,044     3,391
Other                                                               279        84     1,076       938
-------------------------------------------------------------  --------  --------  --------  --------
  Total interest, fee and dividend income                        54,421    52,282   210,179   207,298
-------------------------------------------------------------  --------  --------  --------  --------
INTEREST EXPENSE:
Deposits                                                         10,299    10,369    39,761    45,941
Short-term borrowings                                             1,307       808     4,086     2,171
Long-term debt                                                    3,919     3,780    15,022    14,762
Trust preferred debentures                                          235         -       823         -
-------------------------------------------------------------  --------  --------  --------  --------
  Total interest expense                                         15,760    14,957    59,692    62,874
-------------------------------------------------------------  --------  --------  --------  --------
Net interest income                                              38,661    37,325   150,487   144,424
Provision for loan and lease losses                               2,750     3,322     9,615     9,111
-------------------------------------------------------------  --------  --------  --------  --------
Net interest income after provision for loan and lease losses    35,911    34,003   140,872   135,313
-------------------------------------------------------------  --------  --------  --------  --------
NONINTEREST INCOME:
Trust                                                             1,174     1,075     4,605     4,041
Service charges on deposit accounts                               4,184     4,302    16,470    15,833
Broker/dealer and insurance revenue                               1,572     1,964     6,782     6,869
Net securities gains                                                160        92       216       175
Bank owned life insurance income                                    345       403     1,487       815
Other                                                             2,905     2,288    11,329    10,045
-------------------------------------------------------------  --------  --------  --------  --------
  Total noninterest income                                       10,340    10,124    40,889    37,778
-------------------------------------------------------------  --------  --------  --------  --------
NONINTEREST EXPENSE:
Salaries and employee benefits                                   14,063    12,355    54,063    49,560
Office supplies and postage                                       1,118     1,028     4,459     4,216
Occupancy                                                         2,416     2,477     9,905     9,328
Equipment                                                         1,998     2,008     7,573     7,627
Professional fees and outside services                            1,583     1,470     6,175     5,433
Data processing and communications                                2,740     2,671    10,972    10,752
Capital securities                                                    -       181         -       732
Amortization of intangible assets                                    71       145       284       620
Loan collection and other real estate owned                         431       636     1,241     1,840
Goodwill impairment                                               1,950         -     1,950         -
Other operating                                                   3,037     3,823    13,155    14,409
-------------------------------------------------------------  --------  --------  --------  --------
  Total noninterest expense                                      29,407    26,794   109,777   104,517
-------------------------------------------------------------  --------  --------  --------  --------
Income before income taxes                                       16,844    17,333    71,984    68,574
Income taxes                                                      4,353     5,451    21,937    21,470
-------------------------------------------------------------  --------  --------  --------  --------
   NET INCOME                                                  $ 12,491  $ 11,882  $ 50,047  $ 47,104
=============================================================  ========  ========  ========  ========
Earnings Per Share:
    Basic                                                      $   0.38  $   0.36  $   1.53  $   1.45
    Diluted                                                    $   0.38  $   0.36  $   1.51  $   1.43
=============================================================  ========  ========  ========  ========


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                                                                                             Page 11 of 11

NBT BANCORP INC. AND SUBSIDIARIES                                4Q       3Q       2Q       1Q       4Q
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME                     2004     2004     2004     2004     2003
-------------------------------------------                    -------  -------  -------  -------  -------
(in thousands, except per share data)                                          (Unaudited)

INTEREST, FEE AND DIVIDEND INCOME:
Loans                                                          $42,983  $41,283  $39,635  $39,894  $40,082
Securities available for sale                                   10,398   10,784   10,313   10,769   11,311
Securities held to maturity                                        761      731      755      797      805
Other                                                              279      295      235      267       84
----------------------------------------------------------------------------------------------------------
  Total interest, fee and dividend income                       54,421   53,093   50,938   51,727   52,282
----------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits                                                        10,299    9,743    9,674   10,045   10,369
Short-term borrowings                                            1,307    1,192      794      793      808
Long-term debt                                                   3,919    3,861    3,627    3,615    3,780
Trust preferred debentures                                         235      245      163      180        -
----------------------------------------------------------------------------------------------------------
  Total interest expense                                        15,760   15,041   14,258   14,633   14,957
----------------------------------------------------------------------------------------------------------
Net interest income                                             38,661   38,052   36,680   37,094   37,325
Provision for loan and lease losses                              2,750    2,313    2,428    2,124    3,322
----------------------------------------------------------------------------------------------------------
Net interest income after provision for loan and lease losses   35,911   35,739   34,252   34,970   34,003
----------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Trust                                                            1,174    1,182    1,142    1,107    1,075
Service charges on deposit accounts                              4,184    4,159    4,090    4,037    4,302
Broker/dealer and insurance fees                                 1,572    1,696    1,783    1,731    1,964
Net securities gains                                               160       18       29        9       92
Bank owned life insurance income                                   345      348      409      385      403
Other                                                            2,905    2,714    2,536    3,174    2,288
----------------------------------------------------------------------------------------------------------
  Total noninterest income                                      10,340   10,117    9,989   10,443   10,124
----------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Salaries and employee benefits                                  14,063   13,345   12,542   14,113   12,355
Office supplies and postage                                      1,118    1,167    1,143    1,031    1,028
Occupancy                                                        2,416    2,445    2,446    2,598    2,477
Equipment                                                        1,998    1,941    1,781    1,853    2,008
Professional fees and outside services                           1,583    1,536    1,424    1,632    1,470
Data processing and communications                               2,740    2,688    2,852    2,692    2,671
Capital securities                                                   -        -        -        -      181
Amortization of intangible assets                                   71       71       71       71      145
Loan collection and other real estate owned                        431      339       99      372      636
Goodwill impairment                                              1,950        -        -        -        -
Other operating                                                  3,037    3,773    3,505    2,840    3,823
----------------------------------------------------------------------------------------------------------
  Total noninterest expense                                     29,407   27,305   25,863   27,202   26,794
----------------------------------------------------------------------------------------------------------
Income before income taxes                                      16,844   18,551   18,378   18,211   17,333
Income taxes                                                     4,353    5,934    5,810    5,840    5,451
----------------------------------------------------------------------------------------------------------
   NET INCOME                                                  $12,491  $12,617  $12,568  $12,371  $11,882
==========================================================================================================
Earnings per share:
   Basic                                                       $  0.38  $  0.38  $  0.38  $  0.38  $  0.36
   Diluted                                                     $  0.38  $  0.38  $  0.38  $  0.37  $  0.36
==========================================================================================================


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